As filed with the Securities and Exchange Commission on February 24, 1998

                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                            SCHICK TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                              11-3374812
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

           31-00 47th Avenue
      Long Island City, New York                                   11101
(Address of Principal Executive Offices)                         (Zip Code)


            SCHICK TECHNOLOGIES, INC. 1996 EMPLOYEE STOCK OPTION PLAN
                                       AND
              SCHICK TECHNOLOGIES, INC. 1997 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                            (Full title of the plans)

           Zvi N. Raskin, Esq.                                 Copy to:
            General Counsel                           Steven I. Himelstein, Esq.
        Schick Technologies, Inc.                        Dorsey & Whitney LLP
            31-00 47th Avenue                              250 Park Avenue
       Long Island City, NY 11101                            16th Floor
(Name and address of agent for service)                 New York, New York 10177

                                 (718) 937-5765
          (Telephone number, including area code, of agent for service)

                                   ----------

                                              CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                           Proposed maximum        Proposed maximum           Amount of
  Title of securities to be           Amount to be        offering price per      aggregate offering         registration
         registered                    registered              share (1)               price (1)                 fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value ......      505,400                $23.8125             $12,034,837               $3,550.28
==========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on February 20, 1998.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed by Schick Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, as of their respective dates:

          (1) The Company's final Prospectus, dated July 1, 1997, filed in connection with the Company's Registration Statement on Form S-1 (File No. 333-27035);

          (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated June 9, 1997 (File No. 000-22673), and any amendment or report filed to update such description filed subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock offered hereby;

          (3) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997;

          (4) The Company's Current Report on Form 8-K filed October 9, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     Section 102(b)(7) of the Delaware Law permits a corporation's certificate of incorporation to provide that directors of the corporation shall be under no liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the corporation, except that a corporation's certificate of incorporation may not limit the liability of directors for (i) breaches of their duty of loyalty to the corporation and its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividends or unlawful stock repurchases under Section 174 of the Delaware Law, or (iv) transactions from which a director derives an improper personal benefit.

     In addition, in response to this Item 6, the following information is incorporated by reference: Article 10 of the Certificate of Incorporation of the Company incorporated by reference as Exhibit 4.1 to this Registration Statement; and Section 1 of Article V of the By-Laws of the Company incorporated by reference as Exhibit 4.2 to this Registration Statement.

     The Company maintains a director's and officer's liability insurance policy which indemnifies directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances.

Item 8. Exhibits.

     4.1   Amended and  Restated  Certificate  of  Incorporation  of the Company
           (incorporated   by  reference   to  Exhibit  3.1  to  the   Company's
           Registration Statement on Form S-1 Restated (File No. 333-27035))

     4.2   Bylaws of the Company  (incorporated  by  reference to Exhibit 3.2 to
           the   Company's   Registration   Statement  on  Form  S-1  (File  No.
           333-27035))

     4.3   Form of  Common  Stock  Certificate  (incorporated  by  reference  to
           Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-27035))

     5.1   Opinion of Dorsey & Whitney LLP

     23.1  Consent of Price Waterhouse LLP

     23.2  Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 above)

     24.1 Powers of Attorney of Officers and Directors of Schick Technologies, Inc.

 Item 9. Undertakings.

     A. Post-Effective Amendments.

          The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section

          13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Subsequent Documents Incorporated by Reference.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Claims for Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or other controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 24, 1998.

                                  SCHICK TECHNOLOGIES, INC.


                                  By: /s/ David B. Schick
                                      --------------------------------------
                                      David B. Schick
                                      Chairman of the Board, Chief Executive
                                      Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on February 24, 1998.

        Signature                                       Title
        ---------                                       -----


/s/ David B. Schick                      Chairman of the Board,
------------------------------           Chief Executive Officer, Acting Chief
     David B. Schick                     Financial Officer and Director
                                         (Principal Executive Officer and
                                         Acting Principal Financial and
                                         Accounting Officer)


/s/ Mark I. Bane                         Director
------------------------------
          Mark I. Bane


/s/ Allen Schick, Ph.D.                  Director
------------------------------
      Allen Schick, Ph.D.


/s/ Euval S. Barrekette, Ph.D.           Director
------------------------------
   Euval S. Barrekette, Ph.D.


/s/ Jonathan Singer                      Director
------------------------------
        Jonathan Singer


/s/ Howard Wasserman D.D.S.              Director
------------------------------
    Howard Wasserman D.D.S.


*By
   ---------------------------
         Attorney-in-fact

                                  EXHIBIT INDEX



Number
Exhibit                               Exhibit                             Page
-------                               -------                             ----

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-27035))

4.2       Bylaws of the Company  (incorporated by reference to Exhibit
          3.2 to the Company's Registration Statement on Form S-1 (File No. 333-27035))

4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-27035))

5.1       Opinion of Dorsey & Whitney LLP

23.1      Consent of Price Waterhouse LLP

23.2      Consent of Dorsey & Whitney  LLP  (included  in Exhibit  5.1 above)

24.1      Powers of  Attorney  of  Officers  and  Directors  of Schick
          Technologies, Inc.